Exhibit 99.3

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Combined Abbreviated Financial Report

February 23, 2020

Contents

Independent auditor’s report	1

Financial statement
Combined statement of net revenue and direct operating expenses	2

Notes to combined abbreviated financial statement	3-6

Independent Auditor’s Report

Board of Directors 301 HW Opus Holdings, Inc.	RSM US LLP

Report on the Financial Statement

We have audited the accompanying combined abbreviated financial statement of Gexpro Services, a business of Rexel USA, Inc., which comprise the combined statement of net revenue and direct operating expenses for the period from January 1, 2020 through February 23, 2020 and the related notes to the combined abbreviated financial statement (collectively, the financial statement).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the combined abbreviated financial statement of net revenue and direct operating expenses for the period from January 1, 2020 through February 23, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 2, the combined abbreviated financial statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of Gexpro Services’s revenues and expenses. Our conclusion is not modified with respect to this matter.

Dallas, Texas

June 9, 2022

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Combined Statement of Net Revenue and Direct Operating Expenses

For the period from January 1, 2020 through February 23, 2020

Net revenue	$36,565,975

Direct operating expenses:
Cost of goods sold	25,999,747
Selling, general and administrative	9,260,141

Total direct operating expenses	35,259,888

Net revenue in excess of direct operating expenses	$1,306,087

See notes to combined abbreviated financial statement.

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 1.    Nature of Business and Organization

Gexpro Services (GS), a business of Rexel USA, inc. (Rexel), is a supply-chain solutions provider to original equipment manufacturers (OEM) for production line, field installation, repair and overhaul and aftermarket consumption of hardware, fasteners, nuts, bolts, catalogue parts, gaskets, seals, O-rings, valves and other electronic parts. GS is headquartered in lrving, Texas, with inventory selling/holding facilities across the United States, Hungary and China.

On February 23, 2020, Rexel sold GS for $158,498,729 in cash to GS Operating, LLC, which is a wholly owned subsidiary of 301 HW Opus Holdings, Inc.

Note 2.     Summary of Significant Accounting Policies

Basis of accounting: The accompanying combined abbreviated financial statement, the Combined Statement of Net Revenues and Direct Operating Expenses of GS was prepared in connection with a proposed transaction that contemplates the acquisition of all of the capital stock of 301 HW Opus Holdings, Inc. by Lawson Products, Inc. (the buyer) and were prepared in accordance with a Securities and Exchange Commission (SEC) waiver received by the buyer for the purpose of the buyer complying with Rule 3-13 of the SEC’s Regulation S-X. The accompanying combined abbreviated financial statement is not intended to be a complete presentation of the results of operations of GS. The Combined Statement of Net Revenues and Direct Operating Expenses of GS was derived from Rexel’s historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The Combined Statement of Net Revenues and Direct Operating Expenses are not intended to be a complete presentation of the results of operations as if the GS business had operated as a stand-alone entity during the period presented and are not necessarily indicative of the results of operations that would have been achieved if GS had operated as a separate, stand-alone entity as of or for the period presented nor are they necessarily indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below. Certain centrally provided services, corporate functions, and other areas which are shared by the GS business are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-13 of Regulation S-X. Such centrally provided service costs include, but are not limited to certain marketing, finance, legal, information technology and human resources services. As such, it is not possible to provide a meaningful allocation of corporate, interest or tax expenses and only costs directly related to the revenue-generating activities of GS are included in this combined abbreviated financial statement.

The Combined Statement of Net Revenues and Direct Operating Expenses includes the net revenues and direct operating expenses directly attributable to the generation of those revenues. The Combined Statement of Net Revenues and Direct Operating Expenses excludes the cost of general corporate activities, corporate level overhead, interest expense and income taxes. Selling, general and administrative expenses are comprised primarily of employee compensation and benefits, travel, advertising, and facilities costs. Had the GS business existed as a separate, stand-alone entity, its results of operations may have differed materially from those included in the combined abbreviated financial statement. In addition, future results of operations could differ materially from the historical results presented.

Pursuant to the SEC waiver noted previously, a combined balance sheet, combined statement of cash flows and a combined statement of equity are not presented. All of the cash flow requirements of GS were funded by Rexel, and cash management functions were not performed at the GS level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities, as GS did not maintain cash balances of that nature.

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 2.    Summary of Significant Accounting Policies (Continued)

All material intercompany balances and transactions between the entities that comprised the GS business have been eliminated.

Use of estimates: The preparation of combined abbreviated financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined abbreviated financial statement and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property, plant and equipment: Property, plant and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, three to eight years for warehouse and office equipment, three years for computer software, three years for vehicles, and over the shorter of the useful life of the assets or term of the underlying leases for leasehold improvements. The costs of repairs, maintenance and minor renewals are charged to expense as incurred.

Impairment of long-lived assets: GS records impairment losses on long-lived assets used in operations when events and circumstances indicate that long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If required, the impairment recognized is the difference between the fair value of the asset and its carrying amount. There was no such impairment losses recognized for the period from January 1, 2020 through February 23, 2020 (period ended February 23, 2020).

Foreign currency translation: The functional currency of GS’s foreign subsidiaries is the local currency. Revenue and direct operating expenses accounts are translated at average exchange rates prevailing during the period. Gains and losses from foreign currency denominated transactions are recognized in earnings.

Revenue recognition: GS recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

GS’s products are marketed and sold primarily to OEM globally. Sales of products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The majority of GS’s revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of GS’s products. Revenue from sales of GS’s products are recognized upon transfer of control to the customer, which is typically when the product has been shipped from its inventory holding facilities in U.S. and Hungary.

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 2.    Summary of Significant Accounting Policies (Continued)

The transaction price is the amount of consideration to which GS expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimate of variable consideration such as early payment/volume discounts and rebates.

The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

GS has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer GS’s products and not as a separate performance obligation. Amounts billed to customers for shipping are classified as revenue. All outbound shipping and handling costs are classified as selling, general and administrative expense, total costs incurred for the period ended February 23, 2020, were $176,262.

GS has elected to apply the practical expedient to expense sales commissions and associated costs as incurred as the expected amortization period would be one year or less.

Payment terms on invoiced amounts range from 10 to 120 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, GS has determined that a significant financing component does not exist. The primary purpose of GS’s invoicing terms is to provide customers with simplified and predictable ways of purchasing GS’s products and not to receive financing from or provide financing to the customer.

Concentration of credit risk: During the period ended February 23, 2020, GS had two customers that accounted for approximately 33% and 11% of GS’s revenues, respectively.

GS has foreign operations in Hungary. Total net revenue in excess of direct operating expenses and third-party revenue of the Hungarian operation for the period ended February 23, 2020, were $2,932 and $2,428,889, respectively.

Advertising: GS follows the policy of charging the costs of advertising to expense as incurred, Advertising expenses for the period ended February 23, 2020, was $13,237.

Note 3.     Employee Benefit Plans

GS sponsors a qualified defined contribution retirement plan that allows eligible employees to contribute a discretionary percentage of their compensation, subject to annual limits set by the Internal Revenue Service. Employees are eligible for participation in the plan on the first day of the plan year quarter coinciding with or next following date requirements are met. GS will make matching safe harbor contributions and may make discretionary matching contributions based on the level of employee contribution. GS contributions for the period ended February 23, 2020, was $117,423.

Note 4.    Commitments and Contingencies

Lease commitments: GS leases multiple properties under operating leases. Total rental expense for all operating leases was $473,582 for the period ended February 23, 2020. Existing leases may have varying terms including, but not limited to, terms of renewal or purchase options and escalation clauses.

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 4.    Commitments and Contingencies (Continued)

The following table presents the approximate aggregate future minimum lease payments for non-cancelable operating leases as of February 23, 2020:

Remainder of 2020	$2,895,263
2021	2,700,403
2022	2,139,712
2023	1,575,495
2024	1,061,745
2025	815,586
Thereafter	68,192

$11,256,396

Legal proceedings: In the ordinary course of business, GS is involved in various legal proceedings. Management is of the opinion that the ultimate resolution of these matters will not have a material adverse effect on the financial position or operating results of GS.

Note 5.    Subsequent Events

Management has assessed events occurring subsequent to February 23, 2020 through June 9, 2022, the date the combined abbreviated financial statement was available to be issued, for potential recognition and disclosure in the combined abbreviated financial statement.